SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934



          Date of Report (Date of earliest event reported) May 6, 1999

                            U.S. Wireless Data, Inc.
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             (Exact name of registrant as specified in its charter)


          Colorado                    0-22848                   84-1178691
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       (State or other              (Commission              (I.R.S. Employer
         jurisdiction               File Number)            Identification No.)
      of incorporation)


           2200 Powell Street, Suite 800, Emeryville, California 94608
           -----------------------------------------------------------
               (Address of principal executive offices) (Zip Code)


         Registrant's telephone number, including area code     (510) 596-2025
                                                               ----------------


         (Former name or former address, if changed since last report.)

Item 5.  Other Events.

INITIAL CLOSING OF PRIVATE OFFERING OF SERIES B CUMULATIVE
CONVERTIBLE REDEEMABLE PREFERRED STOCK AND COMMON STOCK PURCHASE WARRANTS

         On May 6, 1999 (the "Closing Date"), U.S. Wireless Data, Inc. (the "Company") closed the minimum amount of a private offering of $1,500,000 minimum, $5,000,000 maximum, of Series B Cumulative Convertible Redeemable Preferred Stock (the "Series B Preferred"), selling 1,500,000 shares at $1.00 per share, with a stated value of $1.00 per share. In addition to the sale of 1,500,000 shares of Series B Preferred for cash, a total of 454,705 shares of Series B Preferred was issued to the holders of the Company's 6% Convertible Subordinated Debentures Due July 21, 2000 (the "6% Debentures"), to pay penalties and interest owing under the 6% Debentures through June 30, 1999. The holders of the 6% Debentures also agreed to waive certain prior defaults on the 6% Debentures and the related registration rights agreement in exchange for the issuance of the Series B Preferred to them, together with certain modifications to the 6% Debentures and the Company's registration obligations relating to the underlying Common Stock issuable upon conversion of the 6% Debentures.

         The Company also issued a Common Stock Purchase Warrant exercisable to purchase 300,000 shares of Common Stock at $1.50 per share for five years from April 30, 1999 (the "Series B Warrants") to the cash purchaser of the Series B Preferred. Holders of the 6% Debentures did not receive Series B Warrants

         Net proceeds to the Company from closing the minimum offering of the Series B Preferred will be approximately $1,279,000, after paying a finder's fee of $180,000 plus estimated offering expenses of $41,000 (including approximately $25,800 for the investor's legal fees). The Company immediately used $400,800 of the proceeds to repay $400,000 of short term loans from the purchaser of the Series B Preferred, which it made to the Company over the three-week period prior to closing of the minimum offering. The Company is obligated to utilize an additional $413,000 of the proceeds to pay past and future legal and accounting fees, while the estimated balance of $465,200 is to be used as working capital.

         RBB Bank Aktiengesselschaft, which is the agent for the holders of certain shares of the Company's Series A Preferred Stock, $1,000,000 of 6% Debentures and a promissory note in the principal amount of $250,000, agreed to waive the right to immediate repayment of the $250,000 note (which was originally payable upon completion of the next funding received by the Company of at least $1,000,000). RBB Bank agreed to forebear initiating an action against the Company to collect the obligation evidenced by the Note until the first to occur of: (a) receipt by the Company of funding in the aggregate of at least $2,500,000; or (b) December 1, 1999.

         Mr. John Liviakis, a significant shareholder of the Company, also agreed to transfer a total of 443,077 shares of Company Common Stock owned by him to the finder who located the cash purchaser of the Series B Preferred Stock. The shares will be transferred as "restricted securities" as defined in Rule 144 under the Securities Act of 1933 and will not have any registration rights.

         The offering is being made pursuant to the registration exemptions contained in Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act") and Rule 506 of Regulation D promulgated thereunder. Neither the Series B Preferred nor the Warrants nor the shares of Common Stock underlying those securities have been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

OTHER KEY TERMS OF THE OFFERING,  THE  SECURITIES  AND  APPLICABLE  REGISTRATION
RIGHTS

         The following is a summary of additional key terms and conditions of certain agreements entered into between the Company and the purchasers of the Series B Preferred (including the holders of the 6% Debentures). The summary descriptions contained herein are qualified in their entirety by reference to copies of the operative documents, including the Articles of Amendment to the Company's Articles of Incorporation (containing the Designation of Series B Cumulative Convertible Redeemable Preferred Stock) (hereafter the "Designation"), the Securities Purchase Agreement, the Supplement to Securities Purchase Agreement entered into with the holders of the Company's 6% Debentures, the Registration Rights Agreement, the Waiver of Rights and First Amendment to Debenture Agreement and the First Amendment to Note and Common Stock Purchase
Agreement entered into April 22, 1999, which are filed as Exhibits to this Report.

Dividends
---------

         The Series B Preferred accrues a cumulative dividend at the annual rate of 6% per annum, payable semi-annually on March 31 and September 30 of each year. The dividend may be paid at the Company's option in cash or shares of Common Stock. If paid in Common Stock, the number of shares issuable as a dividend is determined based on the amount of the dividend being paid, divided by the "Average Quoted Price" of the Common Stock, which is defined in the Designation to be the five-day average closing bid price of the Common Stock as quoted on the OTC Electronic Bulletin Board or one of the NASDAQ markets (if so listed and quoted) or any other exchange where the Common Stock is listed and quoted. All dividends owing to the date of conversion are payable upon any conversion.

Voting Rights
-------------

         Generally, the Series B Preferred does not have voting rights, although it is entitled to one vote per share on those matters upon which all classes of a Colorado corporation's shares are entitled by law to vote upon by class. In that case, a majority of the Series B Preferred Stock, voting as a class, is required to approve any such matter. On any matter that the Series B Preferred would be entitled to vote upon in the same class as Common Stock, each share of the Series B Preferred is entitled to that number of votes equal to the number of shares of Common Stock into which it would be convertible as of the record date for the matter being voted upon.

Conversion Terms
----------------

         50% of the Series B Preferred Stock is convertible at the option of the holders into shares of the Company's Common Stock beginning on the earlier of 90 days after its issuance date or five days after notice by the Securities and Exchange Commission that the registration statement (to be filed pursuant to the terms of the Registration Rights Agreement) (the "Series B Registration Statement") may be declared effective. Thirty days thereafter, the remaining shares of the Series B Preferred becomes convertible into Common Stock. The rate at which the Series B Preferred is convertible (per share of Series B Preferred Stock) into Common Stock is equal to 80% of the average of the closing bid price of the Common Stock over the five trading days prior to conversion (the "Conversion Rate"). The Company may convert the Series B Preferred into Common Stock at its option at any time after the close of the business on the second anniversary of the effectiveness date of the Series B Registration Statement at the then-applicable Conversion Rate.

         Subject to certain exceptions applicable to mandatory conversions at the behest of the Company and automatic conversions upon the occurrence of certain "Fundamental Changes" (as defined in the Designation), to the extent that convertibility of Series B Preferred would result in beneficial ownership (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended) by a holder in excess of 4.99% of the Company's Common Stock, the number of shares of Series B Preferred that result in such excess beneficial ownership is not then convertible, notwithstanding any other provision making them eligible for conversion.

Registration Rights
-------------------

         The Company also entered into an agreement (the "Registration Rights Agreement") with the purchasers of the Series B Preferred to file a registration statement with the SEC covering the Common Stock underlying the Series B Preferred and the Warrants within 30 days of the Closing Date (the "Series B Registration Statement"), to be effective within 90 days of the Closing Date. If the Company fails to file the Series B Registration Statement within 30 days of the Closing Date (the "Required Filing Date"), a late filing penalty becomes due and payable one day thereafter in the amount of 3% of the purchase price of the Series B Preferred Stock, with an additional 3% penalty due on each monthly anniversary following the Required Filing Date during which the Series B Registration Statement has not been filed. If the Series B Registration Statement is not effective with the SEC on or before the earlier of five days after notice from the SEC that it may be declared effective or 90 days of the Closing Date (the "Required Effective Date"), a penalty equal to 3% of the purchase price of the Series B Preferred will be due and owing by the Company to the holders, with an additional penalty equal to 2% of the purchase price due and owing on each monthly anniversary thereafter during which the Series B Registration Statement is not declared effective. In addition, if the Series B Registration Statement has not been filed within 60 days of the Closing Date or has not been declared effective within 150 days of the Closing Date, the holders of the Series B Preferred may require the Company to redeem the Series B Preferred for $1.25 per share, plus all accrued dividends.

         The filing by the Company of the Series B Registration Statement will activate certain prior registration rights granted by the Company to holders of certain of its securities. The Company estimates that in addition to the shares it will be required to register to cover conversions of the Series B Preferred, it will include up to an approximately 7,000,000 additional shares of Common Stock on the Series B Registration Statement to honor such registration rights (including 150% of the shares needed to cover conversions of the 6% Debentures). This estimated share number is based upon a last sale price of the Company's Common Stock of $.875 as of May 10, 1999.

Amendment of 6% Debentures
--------------------------

         Contemporaneously with the initial closing of the Series B Preferred placement the holders of all $2,000,000 face value of the 6% Debentures agreed to accept payment of all interest owing through June 30, 1999 (including past due interest) and penalties owing by the Company for failure to timely file a registration statement to register the shares of Common Stock underlying the 6% Debentures. In total the Company issued a total of 454,705 shares of Series B Preferred to the holders of the 6% Debentures to cover $454,705 of interest and penalties. The 6% Debenture holders also agreed to waive all past defaults on the 6% Debentures arising out of the failure to pay interest or timely register the underlying shares of Common Stock. The holders further agreed not to declare the 6% Debentures in default for failure to pay interest or register the underlying shares of Common Stock unless and until the holders of the Series B Preferred have the right to require the Company to redeem the Series B Preferred in the event the Company fails to either file the Series B Registration Statement within 60 days of the Closing Date or achieve effectiveness of the Series B Registration Statement within 150 days of the Closing Date. The Company also agreed to include the shares underlying the 6% Debentures in the Series B Registration Statement and that the same cash penalty provisions as apply to the Series B Preferred will apply to the 6% Debentures in the event the Company fails to file the Series B Registration Statement within 30 days of the Closing Date and to achieve effectiveness of it within 90 days of the Closing Date.

Item 7.  Financial Statement and Exhibits.

The following Exhibits are filed as part of this report:

Exhibit
Number     Description of Exhibit
------     ----------------------

3.1        Articles  of  Amendment  to  the  Articles  of   Incorporation
           (including Designation of Series B Cumulative Convertible Redeemable Preferred Stock) filed by the Company on April 29, 1999
4.1 Form of Series B Preferred Stock Securities Purchase Agreement entered into with purchasers of Series B Preferred Stock as of April 30, 1999
4.2 Form of Series B Preferred Stock Registration Rights Agreement entered into with purchasers of Series B Preferred Stock as of April 30, 1999
4.3 Form of Common Stock Purchase Warrant issued to cash purchaser of Series B Preferred Stock as of April 30, 1999
4.4 Form of Waiver of Rights and First Amendment to Debenture Agreement (relating to 6% Convertible Subordinated Debentures Due July 21, 2000 entered into as of April 30, 1999
4.5 Form of Supplement to Series B Preferred Stock Securities Purchase Agreement entered into with holders of the Company's 6% Debentures as of April 30, 1999
4.6 First Amendment to Note and Common Stock Purchase Agreement entered into with RBB Bank Aktiengesellschaft AG as of April 22, 1999
99.1       Press Release issued by the Company dated May 7, 1999

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             U.S. Wireless Data, Inc.
                                             (Registrant)


         May 10, 1999                        By  /s/ Robert E. Robichaud
         ------------                            -----------------------
         (Date)                                      (Signature)
                                                     Robert E. Robichaud
                                                     Chief Financial Officer